UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 3, 2019
 PENN VIRGINIA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500		77084
Houston	Texas
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 722-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Directors

On September 3, 2019 and effective immediately, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) increased the size of the Board to seven members and elected Ms. Tiffany Thom Cepak and Mr. Jeffrey Wojahn as members of the Board to fill the newly created vacancies, in each case to serve until the 2020 annual meeting of shareholders or their respective earlier death, resignation or removal. Each of Ms. Cepak and Mr. Wojahn has been determined by the Board to be an “independent director” in accordance with Nasdaq Listing Rule 5605(a)(2).

Ms. Cepak has more than 20 years of operational and financial experience within the energy industry and was the Chief Financial Officer (“CFO”) of Energy XXI Gulf Coast Inc. from August 2017 until October 2018. She was also CFO of KLR Energy Acquisition Corp. (and subsequent to its business combination, Rosehill Resources Inc.) from January 2015 to June 2017 and CFO of EPL Oil & Gas, Inc. for four years until it was sold in 2014. Ms. Cepak has been a director of Patterson-UTI Energy, Inc. since August 2014. She served as a director of Yates Petroleum Corporation, a privately owned onshore exploration and production company, from October 2015 to October 2016. Ms. Cepak holds a B.S. in Engineering from the University of Illinois and a Masters of Business Administration in Management with a concentration in Finance from Tulane University.

Mr. Wojahn served as Executive Vice President of EnCana Corporation from 2003 to 2013 and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He served as Advisory Board member for Morgan Stanley Energy Partners from October 2014 until 2017. Currently, Mr. Wojahn is Executive Chairman of MiddleFork Energy Partners and also serves as a director of Bonanza Creek Energy Inc. Mr. Wojahn received his B.S. in Geophysics from the University of Calgary in 1985.

As members of the Board, Ms. Cepak and Mr. Wojahn will each receive the $70,000 annual cash compensation previously authorized and approved by the Board for each non-employee director, which amount is prorated for any partial year of service. In addition, in connection with their election, Ms. Cepak and Mr. Wojahn each received a one-time grant of 1,194 shares of restricted stock upon the terms and subject to the conditions set forth in the form of Director Restricted Stock Unit Award Agreement (“Award Agreement”) approved by the Board on September 3, 2019 pursuant to the Penn Virginia Corporation 2019 Management Incentive Plan.
Ms. Cepak and Mr. Wojahn also entered into indemnification agreements (the “Indemnification Agreements”) with the Company in the form previously approved by the Board. Each of the Indemnification Agreements provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by Ms. Cepak or Mr. Wojahn, as applicable, in various legal proceedings in which he or she may be involved by reason of his or her service as a director, as permitted by Virginia law and the Company’s Second Amended and Restated Articles of Incorporation.
There are no material arrangements or understandings between either Ms. Cepak or Mr. Wojahn and any other person pursuant to which Ms. Cepak or Mr. Wojahn was appointed to serve as a director that are not described above, and there are no transactions with either Ms. Cepak or Mr. Wojahn that would be reportable under Item 404(a) of Regulation S-K.

The form of Award Agreement is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.
On September 3, 2019, the Company issued a press release relating to the events described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Restricted Stock Unit Award Agreement
99.1	Press Release dated September 3, 2019
104	The cover page from Penn Virginia Corporation's Current Report on Form 8-K, formated in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 6, 2019	PENN VIRGINIA CORPORATION

	By:	/s/ Katherine Ryan
Katherine Ryan Vice President, Chief Legal Counsel and Corporate Secretary